SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENCO SHIPPING & TRADING LIMITED

(Exact name of Issuer as specified in its charter)

The Republic of the Marshall Islands (State of incorporation or organization)	n/a (IRS Employer Identification No.)

299 Park Avenue, 20th Floor New York, New York (Address of principal executive offices)	10171 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box.☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file numbers to which this form relates: Nos. 333-124718 and 333-140158

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 Preferred Stock Purchase Rights under Shareholder Rights Plan	The New York Stock Exchange The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.    Description of Registrant’s Securities to be Registered

        This Form 8-A is being filed in connection with the registrant’s listing on the New York Stock Exchange commencing on April 11, 2007. Simultaneously, the registrant is voluntarily delisting from the Nasdaq Global Select Market. The information required by this item is contained under the heading "Description of Capital Stock" in the Registration Statement on Form S-3 to which this Form 8-A relates (File No. 333-140158). Such information which is contained under the heading "Description of Capital Stock" is incorporated herein by reference.

Item 2.    Exhibits

Exhibit	Description

3.1
Amended and Restated Articles of Incorporation of the Company, which are hereby incorporated by reference to Exhibit 3.1 of the Company's Amended Registration Statement on Form S-1 (Registration Number 333-124718), filed with the Securities and Exchange Commission on July 6, 2005.

3.2
Articles of Amendment of Articles of Incorporation of the Company as adopted on July 21, 2005, which are hereby incorporated by reference to Exhibit 3.3 of the Company’s Amended Registration Statement on Form S-1 (Registration Number 333-124718), filed with the Securities and Exchange Commission on July 21, 2005.

3.3
Articles of Amendment of Articles of Incorporation of the Company as adopted on May 18, 2006, which are hereby incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 18, 2006.

3.4
Amended and Restated By-Laws of the Company, which are hereby incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2006.

4.1
Specimen Certificate of Common Stock of the Company, which is hereby incorporated by reference to Exhibit 4.1 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), filed with the Securities and Exchange Commission on July 18, 2005.

4.2
Form of Shareholders Rights Agreement, which is hereby incorporated by reference to Exhibit 4.2 of the Company's Amended Registration Statement on Form S-1 (Registration No. 333-124718), filed with the Securities and Exchange Commission on July 18, 2005.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 3, 2007	GENCO SHIPPING & TRADING LIMITED
	By:	/s/ John C. Wobensmith Name: John C. Wobensmith Title: Chief Financial Officer